Exhibit 99.1

Liberty Global to Acquire Multimedia Polska

•	Acquisition of third-largest cable operator in Poland

•	Expands reach of Liberty’s market-leading platform

•	Investments & innovation to benefit Polish consumers and businesses

Denver, Colorado - October 18, 2016:

Liberty Global plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB, LBTYK, LILA and LILAK) today announced that its subsidiary UPC Poland has entered into a definitive agreement to acquire the cable business of Multimedia Polska S.A. (“Multimedia”), the third-largest cable operator in Poland, in an all cash transaction. Multimedia is being valued at an enterprise value of PLN 3.0 billion (approximately $760 million1), with the final purchase price subject to potential downward adjustments for the operational and financial performance of Multimedia prior to closing. The PLN 3.0 billion purchase price equates to a multiple of 6.2x Multimedia’s 2015 full-year Adjusted EBITDA2 when adjusted for PLN 124 million (approximately $30 million1) of projected annual run-rate synergies derived from revenue and cost-related items.

Mike Fries, CEO of Liberty Global, commented, “This acquisition will significantly increase our scale in Poland, where we are already the largest cable operator. It will also enhance our ability to invest in cutting-edge products and services for Polish consumers and businesses that will help drive organic growth across our enlarged footprint of over four million premises. Upon closing of the transaction, we will begin upgrading the Multimedia network, after which Multimedia’s customers will be able to enjoy superfast broadband speeds and our next-generation video service Horizon TV.”

The acquisition of Multimedia will be financed through a combination of incremental debt borrowings and cash on hand. The transaction excludes Multimedia’s existing insurance, gas and energy operations (“Non-Telecom Businesses”), which will be retained by the shareholders of Multimedia. The transaction is subject to customary closing conditions, including regulatory approval, and is expected to close within the next twelve months.

With over four million passed homes and businesses, the combined operations of UPC Poland and Multimedia will be able to compete more effectively to the benefit of Polish consumers and businesses alike. As of June 30, 2016, UPC Poland passed 3.1 million homes, or around 20% of total households in Poland, serving 1.4 million unique customers who subscribed to 2.9 million cable subscription services. At the end of the second quarter of 2016, Multimedia passed 1.6 million homes mainly through its hybrid fiber-coaxial cable network, serving 832,000 unique customers who subscribed to 1.4 million subscription services consisting of 643,000 video, 491,000 broadband and 241,000 telephony RGUs. In addition, Multimedia had 54,000 mobile subscribers at June 30, 2016.

In connection with the transaction, Credit Suisse International acted as financial advisor to Liberty Global.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing and benefits of the transaction, including scale and synergy benefits and opportunities; the expected impact of the transaction on the combined operations and financial performance of Liberty Global and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include our ability to continue financial and operational growth at historic levels, continued use by subscribers of our services, our ability to achieve expected operational efficiencies, synergies and economies of scale, as well as other factors detailed from time to time in Liberty Global’s filings with the Securities and Exchange Commission including our most recently filed Form 10-K and Form 10-Q. These forward-looking statements speak only as of the date of this release. Liberty Global expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Global’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Multimedia Polska - Selected Key Statistics
Multimedia Polska S.A. is a leading nationwide cable and telco operator, providing services to both residential and business customers in Poland. Multimedia offers digital television with video on demand (VoD), broadband and mobile data, fixed-line and mobile voice. As of the end of June 2016, the number of homes passed by Multimedia networks reached circa 1.63 million. As of the end of June 2016, Multimedia provided its services to a total of some 832,000 customers of which some 310,000 customers used two Multimedia services (among TV, voice, internet and other) and some 129,000 multi-play clients used three or more services. Multimedia was one of the first Polish operators to launch digital television services for its telephony subscribers (IPTV), triple play bundles, broadband internet, High Definition Television (HDTV) with return path, VoD and multiscreen (video accessible on tablets and smartphones).

Multimedia - Key facts as per June 30, 2016	in ‘000
RGUs(4) Video Fixed Internet Fixed Voice	1,375 643 491 241
Mobile subscribers(4)	54
Customers(4)	832
Total Homes Passed(4)	1,628
Of which by hybrid fiber-coaxial (“HFC”) network	1,316

Multimedia - Key financials for the year ended Dec. 31, 2015	in PLN Million
Revenue (EU-IFRS)	699
Adjusted EBITDA (EU-IFRS)(2)	363
Property and Equipment Additions (EU-IFRS)	224

About UPC Poland
UPC Poland is the leading cable communications and entertainment services provider for consumer and businesses across Poland. As of June 30, 2016, its hybrid fiber-coaxial network passed 3.1 million homes in more than 150 cities, including the capital city of Warsaw and the cities of Cracow and Katowice. At the end of the second quarter of 2016, UPC Poland provided 2.9 million subscription services to its 1.4 million unique customers consisting of 1.2 million video, 1.1 million broadband internet and 619,000 fixed-line telephony RGUs. UPC Poland offers Horizon TV, a next-generation video platform, which had 165,000 subscribers as of June 30, 2016, and provides customers access to approximately 700,000 WiFiSpots across its footprint. UPC Poland also offers a range of video, voice, broadband internet, and data services for the business market located in its service areas.

About Liberty Global
Liberty Global is the world’s largest international TV and broadband company, with operations in more than 30 countries across Europe, Latin America and the Caribbean. We invest in the infrastructure that empowers our customers to make the most of the digital revolution. Our scale and commitment to innovation enables us to develop market-leading products delivered through next-generation networks that connect our 29 million customers who subscribe to over 59 million television, broadband internet and telephony services. We also serve 11 million mobile subscribers and offer WiFi service across seven million access points.

Liberty Global’s businesses are comprised of two stocks: the Liberty Global Group (NASDAQ: LBTYA, LBTYB and LBTYK) for our European operations, and the LiLAC Group (NASDAQ: LILA and LILAK, OTC Link: LILAB), which consists of our operations in Latin America and the Caribbean.

The Liberty Global Group operates in 12 European countries under the consumer brands Virgin Media, Ziggo, Unitymedia, Telenet and UPC. The LiLAC Group operates in over 20 countries in Latin America and the Caribbean under the consumer brands VTR, Flow, Liberty, Mas Movil and BTC. In addition, the LiLAC Group operates a subsea fiber network throughout the region in over 30 markets.

For more information, please visit www.libertyglobal.com or contact:

Investor Relations:		Corporate Communications:
Oskar Nooij	+1 303 220 4218	Matt Beake	+44 20 8483 6428
Christian Fangmann	+49 221 8462 5151	Rebecca Pike	+44 20 8483 6216
John Rea	+1 303 220 4238

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[1]	Based on a USD/PLN foreign exchange rate of 3.93 as of October 17, 2016.

[2]
The 2015 full-year Adjusted EBITDA of PLN 363 million is derived from Multimedia’s consolidated financial statements that are presented in accordance with International Financial Reporting Policies as adopted by the European Union (“EU-IFRS”) excluding Multimedia’s Non-Telecom Businesses and estimated reorganization and certain other nonrecurring costs, each as determined by Multimedia’s management. Multimedia’s EBITDA is calculated by adding depreciation and amortization to operating profit (loss), in each case determined according to EU-IFRS. The calculation of Adjusted EBITDA does not include any one-off events or events that are not directly related to the Multimedia Group's operating activity, for example profit (loss) on the sale of non-current assets or revaluation of non-current assets.

[3]
The annual run-rate synergies of PLN 124 million are expected to be delivered by 2021. These estimates comprise PLN 57 million of incremental EBITDA derived from revenue-related synergies and PLN 67 million of cost-related synergies.

[4]
Revenue Generating Units (RGUs), mobile subscribers, customers and homes passed as defined by Multimedia as of June 30, 2016. Multimedia’s RGU count does include asymmetric digital subscriber line subscribers. Multimedia’s counting policies may differ from those of Liberty Global. Accordingly, Multimedia’s statistics are not necessarily indicative of the actual numbers to be reported by Liberty Global once Multimedia conforms to Liberty Global's counting policies.

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